AGREEMENT
                                       AND

                             PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 6th day of July, 2000, by and between BRENTON BANKS, INC., an Iowa corporation ("Company"), BRENTON BANK, an Iowa banking association ("Bank"), and WELLS FARGO & COMPANY, a Delaware corporation ("Wells Fargo").

         WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Wells Fargo ("Merger Co.") will merge with and into Company (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A-1, which provides, among other things, for the conversion of the shares of Common Stock of Company of the par value of $2.50 per share ("Company Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into the right to receive shares of voting Common Stock of Wells Fargo of the par value of $1-2/3 per share ("Wells Fargo Common Stock"), and

         WHEREAS, Wells Fargo desires that, immediately following the Merger, Wells Fargo will contribute its newly-formed, wholly-owned bank subsidiary ("Interim Bank") to Company and, immediately thereafter, Interim Bank will merge with and into Bank under the charter of Bank (the "Bank Merger") pursuant to an agreement of merger (the "Bank Merger Agreement") in substantially the form attached hereto as Exhibit A-2, which provides, among other things, for the conversion and exchange of the shares of common stock of the Bank, par value of $20 per share ("Bank Common Stock"), outstanding immediately prior to the time the Bank Merger becomes effective in accordance with the provisions of the Bank Merger Agreement and owned by shareholders other than Company into the right to receive shares of Wells Fargo Common Stock, and

         NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

         1.  BASIC PLAN OF REORGANIZATION

         (a)  Reorganization.
              --------------

                  (i) Merger. Subject to the terms and conditions contained herein, Merger Co. will be merged by statutory merger with and into Company pursuant to the Merger Agreement, with Company as the surviving corporation, in which merger each share of Company Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined in paragraph 1(e) below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into the right to receive, and exchanged for certificates representing the number of shares of Wells Fargo Common Stock determined by dividing $255,694,000 by the Wells Fargo Measurement Price, and dividing the result thereof by the number of shares of Company Common Stock then outstanding. The "Wells Fargo Measurement Price" is defined as the average of the closing prices of a share of Wells Fargo Common Stock on the New York Stock Exchange only, as reported by Bloomberg, for each of the 15 consecutive trading days ending on the day immediately preceding the meeting of Company shareholders required by paragraph 4(c)(i) of this Agreement.

                  (ii) Bank Merger. Following the Effective Time of the Merger and on the terms and conditions contained herein, Wells Fargo will contribute Interim Bank to Company and, immediately thereafter, Interim Bank will be merged with and into Bank under the charter of Bank pursuant to the Bank Merger Agreement, in which Bank Merger each share of Bank Common Stock outstanding immediately prior to the Effective Time of the Bank Merger (as defined in paragraph 1(e) below) (other than shares owned by the Company or as to which Iowa statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for a number of shares of Wells Fargo Common Stock determined by dividing $8,806,000 by the Wells Fargo Measurement Price, and dividing the result thereof by the number of shares of Bank Common Stock outstanding immediately prior to the time the Bank Merger becomes effective in accordance with the provisions of the Bank Merger Agreement and owned by shareholders other than Company.

         (b) Conversion of Company Options. At the Effective Time of the Merger, each option granted by Company to purchase shares of Company Common Stock under Company's 1996 Stock Option Plan (the "Company Stock Option Plan") which is outstanding and unexercised immediately prior to the Effective Date of the Merger (each, a "Company Stock Option"), shall be converted automatically into an option to purchase shares of Wells Fargo Common Stock (each, a "Substitute Option") in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Option Plan).

                  (i) The number of shares of Wells Fargo Common Stock to be subject to the Substitute Option shall be the product of the number of shares of Company Common Stock subject to the Company Stock Option and the number of shares of Wells Fargo Common Stock issuable for each share of Company Common Stock as determined in accordance with paragraph 1(a)(i) above (the "Merger Exchange Ratio"), provided that any fractional shares of Wells Fargo Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (ii) The exercise price per share of Wells Fargo Common Stock under the Substitute Option shall be equal to the exercise price per share of Company Common Stock under the Company Stock Option divided by the Merger Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

         (c) Wells Fargo Common Stock Adjustments. If, between the date hereof and the Effective Time of the Merger as defined below, shares of Wells Fargo Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Wells Fargo Common Stock issuable pursuant to subparagraphs (a) and (b) above, will be appropriately and proportionately adjusted so that the number of such shares of Wells Fargo Common Stock issuable in the Merger and the Bank Merger will equal the number of shares of Wells Fargo Common Stock which holders of shares of Company Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

         (d) Fractional Shares. No fractional shares of Wells Fargo Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Wells Fargo Common Stock on the New York Stock Exchange only as reported by Bloomberg for each of the five (5) consecutive trading days ending on the day immediately preceding the meeting of Company shareholders required by paragraph 4(c)(i) of this Agreement.

         (e) Mechanics of Closing Merger and the Bank Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of Iowa within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"), provided that the Closing Date shall not occur on the last business day of a calendar month. Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing." The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger." The "Effective Time of the Merger" shall be 11:59 p.m. Des Moines, Iowa time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Company pursuant to the Merger Agreement. The Bank Merger shall become effective at 12:01 a.m. (the "Effective Time of the Bank Merger") on the date specified in the Bank Merger Agreement, which date shall be the first business day after the Effective Date of the Merger (the "Effective Date of the Bank Merger"). At the Effective Time of the Bank Merger on the Effective Date of the Bank Merger, the separate existence of Interim Bank shall cease and Interim Bank will be merged with and into Bank pursuant to the Bank Merger Agreement.

         The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Wells Fargo, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

         (f) Reservation of Right to Revise Structure. At Wells Fargo's election, the Merger (or the Bank Merger) may alternatively be structured so that (1) Company is merged with and into (or Bank is merged with) any other direct or indirect wholly owned subsidiary of Wells Fargo, (2) any direct or indirect wholly owned subsidiary of Wells Fargo is merged with and into Company (or merged with Bank), or (3) Company is merged with and into Wells Fargo; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to Company's shareholders in the Merger (or to

Bank's shareholders in the Bank Merger) or under such alternative structure (the "Consideration"), (B) adversely affect the tax treatment of Company's shareholders as a result of receiving the Consideration or prevent the parties from obtaining the opinion referred to in paragraph 6(h), or (C) materially impede or delay consummation of the Merger or the Bank Merger. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         2. REPRESENTATIONS AND WARRANTIES OF COMPANY AND BANK. Company (and Bank, but only as to representations and warranties concerning the Bank) represent and warrant to Wells Fargo as follows:

         (a) Organization and Authority. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Company and the Company Subsidiaries (as defined in paragraph 2(b) below) taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and a savings and loan holding company under the Savings and Loan Holding Company Act (the "SLHC Act"). Company has furnished Wells Fargo true and correct copies of its articles of incorporation and by-laws, as amended.

         (b) Company's Subsidiaries. Schedule 2(b) sets forth a complete and correct list of all of Company's subsidiaries as of the date hereof (individually a "Company Subsidiary" and collectively the "Company Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to the Iowa Business Corporation Act and the Iowa Banking Act, all of such shares so owned by Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Company Subsidiary is a corporation or federal or state banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

         (c) Capitalization. The authorized capital stock of Company consists of
(i) 500,000 shares of preferred stock, par value $1.00 per share, of which, as of the close of business on March 31, 2000, no shares were outstanding, and (ii) 50,000,000 shares of common stock, $2.50 par value, of which, as of the close of business on March 31, 2000, 20,357,371 shares were outstanding. The authorized capital stock of Bank consists of 1,000,000 shares of common stock, par value $20 per share, of which as of the close of business on March 31, 2000, 345,200 shares were outstanding. As of the date hereof, there are outstanding options to purchase an aggregate of 1,422,221 shares of Company Common Stock under the

Company Stock Option Plan. The maximum number of shares of Company Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 21,783,222. All of the outstanding shares of capital stock of Company have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth on Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, plans, preemptive rights or other rights obligating Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Company or any Company Subsidiary. Since March 31, 2000 no shares of Company capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Company or any Company Subsidiary and, except as set forth on Schedule 2(c), no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Company.

         (d) Authorization. Company has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Company. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Company as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Company enforceable against Company in accordance with their respective terms.

         Bank has the corporate power and authority to enter into this Agreement and the Bank Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Bank Merger Agreement by Bank and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Bank. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Bank as may be required by statute or regulation, this Agreement and the Bank Merger Agreement are valid and binding obligations of Bank enforceable against Bank in accordance with their respective terms.

         Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Company and Bank of this Agreement, the Merger Agreement, or Bank Merger Agreement, as applicable, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Company or Bank with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or any Company Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or by which it may be bound, or to which Company or any Company Subsidiary or any of the properties or assets of Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the best knowledge of Company, violate any judgment, ruling, order, writ, injunction or decree applicable to Company or any Company Subsidiary or any of their respective properties or assets.

         Other than in connection or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, the SLHC Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") or the Bank Merger Act of 1960, as amended (the "Bank Merger Act"), and filings and approvals required to effect the Merger and the Bank Merger under Iowa law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement.

         (e) Company Financial Statements. The consolidated balance sheets of Company and Company's Subsidiaries as of December 31, 1999 and 1998 and related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for the three years ended December 31, 1999, together with the notes thereto, certified by KPMG LLP and included in Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Company 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of Company and Company's Subsidiaries as of March 31, 2000 and the related unaudited consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for the three months then ended included in Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 as filed with the SEC (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Company and Company's Subsidiaries at the dates and the consolidated results of operations and cash flows of Company and Company's Subsidiaries for the periods stated therein.

         (f) Reports. Since December 31, 1995, Company and each Company Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller"), (v) the Office of Thrift Supervision (the "OTS"), and (vi) any applicable state securities or banking or thrift authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Company Reports." As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller, the OTS and applicable state securities or banking or thrift authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Company Reports have been made available to Wells Fargo by Company.

         (g) Properties and Leases. Except as may be reflected in the Company Financial Statements and except for any lien for current taxes not yet delinquent, Company and each Company Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Company's consolidated balance sheet as of March 31, 2000 included in Company's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Company or any Company Subsidiary pursuant to which Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Company's and each Company Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (h) Taxes. Each of Company and the Company Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Company and the Company Subsidiaries for the fiscal year ended December 31, 1995, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on
Schedule 2(h), (i) neither Company nor any Company Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Company or any Company Subsidiary which has not been settled, resolved and fully satisfied. Each of Company and the Company Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of March 31, 2000, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Company and the Company Subsidiaries with respect to all periods through the date thereof.

         (i) Absence of Certain Changes. Since December 31, 1999 there has been no change in the business, financial condition or results of operations of Company or any Company Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and the Company Subsidiaries taken as a whole.

         (j) Commitments and Contracts. Except as set forth on Schedule 2(j), neither Company nor any Company Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by Company or such Company Subsidiary);

                  (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii)  any labor contract or agreement with any labor union;

                  (iv) any contract containing covenants that limit the ability of Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

                  (vi) any real property lease and any other lease with annual rental payments aggregating $50,000 or more; or

                  (vii) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority or any other party; or

                  (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

         (k) Litigation and Other Proceedings. Company has furnished Wells Fargo copies of (i) all attorney responses to the request of the independent auditors for Company with respect to loss contingencies as of December 31, 1999 in connection with the Company Financial Statements, and (ii) a written list of legal and regulatory proceedings filed against Company or any Company Subsidiary since said date. There is no pending or, to the best knowledge of Company, threatened, claim, action, suit, investigation or proceeding, against Company or any Company Subsidiary, nor is Company or any Company Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and the Company Subsidiaries taken as a whole.

         (l) Insurance. Company and each Company Subsidiary are presently insured, and during each of the past five calendar years (or during such lesser period of time as Company has owned such Company Subsidiary) have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

         (m) Compliance with Laws. Company and each Company Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Company or such Company Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Company and each Company Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Company nor any Company Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Company or any Company Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Company and the Company Subsidiaries taken as a whole.

         (n) Labor. No work stoppage involving Company or any Company Subsidiary is pending or, to the best knowledge of Company, threatened. Neither Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that could materially and adversely affect the business of Company or such Company Subsidiary. Employees of Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (o) Material Interests of Certain Persons. Except as set forth on
Schedule 2(o), to the best knowledge of Company, no officer or director of Company or any Company Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or any Company Subsidiary.

         Schedule 2(o) sets forth a correct and complete list of any loan from Company or any Company Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Company's or such Company Subsidiary's Board of Directors.

         (p)  Company Benefit Plans.
              ---------------------

                  (i) Schedule 2(p)(i) sets forth each employee benefit plan with respect to which Company or any Company Subsidiary contributes, sponsors or otherwise has any obligation (the "Plans"). For purposes of this Section 2(p) and Schedule 2(p)(i), "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "Plan" or "Plans" means all employee benefit plans as defined in Section 3(3) of ERISA, and all other benefit arrangements including, without limitation, any plan, program, agreement, policy or commitment providing for insurance coverage of employees, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, severance or termination of employment benefits, life, health, death, disability or accidental benefits.

                  (ii) Except as disclosed on Schedule 2(p)(ii), no Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (iii) Except as disclosed on Schedule 2(p)(iii), no Plan promises or provides health or life benefits to retirees or former employees except as required by federal continuation of coverage laws or similar state laws.

                  (iv) Except as disclosed on Schedule 2(p)(iv), (a) each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law including, if applicable, ERISA and the Code; (b) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the SEC) required in connection with each Plan have been timely made; (c) all disclosures and notices required by law or Plan provisions to be given to participants and beneficiaries in connection with each Plan have been properly and timely made; (d) there are no actions, suits or claims pending, other than routine uncontested claims for benefits with respect to each Plan; and (e) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Plan is tax qualified under Section 401(a) of the Code and Company knows of no reason that any such Plan is not qualified within the meaning of Section 401(a) of the Code and knows of no reason that each related Plan trust is not exempt from taxation under Section 501(a) of the Code.

                  (v) Except as disclosed on Schedule 2(p)(v), (a) all contributions, premium payments and other payments required to be made in connection with the Plans as of the date of this Agreement have been made; (b) a proper accrual has been made on the books of Company for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (c) no contribution, premium payment or other payment has been made in support of any Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Sections 162, 404, 419, 419A of the Code or otherwise); and (d) with respect to each Plan that is subject to Section 301 of ERISA or Section 412 of the Code, Company is not liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code and the present value of all benefits vested and all benefits accrued under each Plan do not, in each case, exceed the assets of the Plan allocable to such vested or accrued benefits as of the end of the most recent Plan year.

                  (vi) Except as disclosed on Schedule 2(p)(vi) and to best knowledge of Company, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title 1 of ERISA which could subject such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to a tax penalty or prohibited transactions imposed by Section 4975 of the Code or would result in material liability to Company and the Company Subsidiaries as a whole.

                  (vii) No Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                  (viii) Except as disclosed on Schedule 2(p)(viii), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (a) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Company under any Plan or otherwise,

         (b) materially increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (ix) Except as disclosed on Schedule 2(p)(ix), Company has not made any payments or transfers of property, is not obligated to make any payments or transfers of property, nor is it a party to any agreement that under certain circumstances could obligate it to make any payments or transfers of property that will not be deductible under section 280G of the Code.

         (q) Proxy Statement, etc. None of the information regarding Company and the Company Subsidiaries supplied or to be supplied by Company for inclusion or incorporation in (i) a Registration Statement on Form S-4 and the prospectus included therein to be filed with the SEC by Wells Fargo for the purpose of registering the shares of Wells Fargo Common Stock to be exchanged for shares of Company Common Stock and Bank Common Stock pursuant to the provisions of the Merger Agreement and the Bank Merger Agreement (the "Registration Statement"),
(ii) the proxy statement included in the Registration Statement to be mailed to Company's shareholders in connection with the meeting to be called to consider the Merger and to Bank's shareholders in connection with the meeting to be called to consider the Bank Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby, by the Merger Agreement, or by the Bank Merger Agreement, will, at the respective times such Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, and, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c)(i), and at the Effective Time of the Merger, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Company and the Company Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger and the Bank Merger will comply as to form in all material respects with the provisions of applicable law.

         (r) Registration Obligations. Except as set forth on Schedule 2(r), neither Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

         (s) Brokers and Finders. Except for Keefe, Bruyette and Woods, Inc., neither Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Company or any Company Subsidiary, in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (t) Fiduciary Activities. Company and each Company Subsidiary has properly administered in all respects material and which could reasonably be expected to be material, to the financial condition of Company and the Company Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Company, any Company Subsidiary, nor to the best knowledge of either of them, any director, officer or employee of Company or any Company Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to, or could reasonably be expected to be material to, the financial condition of Company and the Company Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(u) No Defaults. Neither Company nor any Company Subsidiary is in default, nor has any event occurred that, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Company and the Company Subsidiaries, taken as a whole. To the best of Company's knowledge, all parties with whom Company or any Company Subsidiary has material leases, agreements or contracts or who owe to Company or any Company Subsidiary material obligations other than those arising in the ordinary course of the banking business of the Company Subsidiaries are in compliance therewith in all material respects.

         (v) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition of, on Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of Company's knowledge, threatened against Company or any Company Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Company and Company's Subsidiaries taken as a whole; to the best of Company's knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the best of Company's knowledge neither Company nor any Company Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Company has provided Wells Fargo with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each bank facility and each non-residential OREO property.

         3. REPRESENTATIONS AND WARRANTIES OF WELLS FARGO. Wells Fargo represents and warrants to Company and Bank as follows:

         (a) Organization and Authority. Wells Fargo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Wells Fargo and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Wells Fargo is registered as a bank holding company and a financial holding company with the Federal Reserve Board under the BHC Act.

         (b) Wells Fargo Subsidiaries. Schedule 3(b) sets forth a complete and correct list as of December 31, 1999, of Wells Fargo's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC), but excluding Norwest Venture Partners VI, LP (individually a "Wells Fargo Subsidiary" and collectively the "Wells Fargo Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 3(b), are owned directly or indirectly by Wells Fargo. No equity security of any Wells Fargo Subsidiary is or may be required to be issued to any person or entity other than Wells Fargo by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Wells Fargo Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. ss. 55 (1982), all of such shares so owned by Wells Fargo are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Wells Fargo Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

         (c) Wells Fargo Capitalization. As of December 31, 1999, the authorized capital stock of Wells Fargo consists of (i) 20,000,000 shares of Preferred Stock, without par value, of which as of the close of business on December 31, 1999, 3,732 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 11,990 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 12,011 shares of 1996 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 10,839 shares of 1997 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 8,386 shares of 1998 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value, 22,263 shares of 1999 ESOP Cumulative Convertible Preferred Stock, $1,000 stated value, 1,500,000 shares of Adjustable-Rate Cumulative Preferred Stock, Series B, $50 stated value, and 4,000,000 shares of 6.59% Adjustable Rate Noncumulative Preferred Stock, Series H, $50 stated value, were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on December 31, 1999, no shares were outstanding; and (iii) 4,000,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on December 31, 1999, 1,626,849,541 shares were outstanding and 39,245,724 shares were held in the treasury. All of the outstanding shares of capital stock of Wells Fargo have been duly and validly authorized and issued and are fully paid and nonassessable.

         (d) Authorization. Wells Fargo has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Wells Fargo and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Wells Fargo. No approval or consent by the stockholders of Wells Fargo is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Wells Fargo as may be required by statute or regulation, this Agreement is a valid and binding obligation of Wells Fargo enforceable against Wells Fargo in accordance with its terms.

         Neither the execution, delivery and performance by Wells Fargo of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Wells Fargo with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Wells Fargo or any Wells Fargo Subsidiary under any of the terms, conditions or provisions of, (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Wells Fargo or any Wells Fargo Subsidiary is a party or by which it may be bound, or to which Wells Fargo or any Wells Fargo Subsidiary or any of the properties or assets of Wells Fargo or any Wells Fargo Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the best knowledge of Wells Fargo, violate any judgment, ruling, order, writ, injunction or decree applicable to Wells Fargo or any Wells Fargo Subsidiary or any of their respective properties or assets.

         Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, the HSR Act, or the Bank Merger Act, and filings and approvals required to effect the Merger and the Bank Merger under Iowa law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Wells Fargo of the transactions contemplated by this Agreement and the Merger Agreement.

         (e) Wells Fargo Financial Statements. The consolidated balance sheets of Wells Fargo and Wells Fargo's subsidiaries as of December 31, 1999 and 1998 and related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the three years ended December 31, 1999, together with the notes thereto, audited by KPMG LLP and included in Wells Fargo's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Wells Fargo 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Wells Fargo and its subsidiaries as of March 31, 2000 and the related unaudited consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the three months then ended included in Wells Fargo's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, as filed with the SEC (collectively, the "Wells Fargo Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Wells Fargo and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Wells Fargo and its subsidiaries for the periods stated therein.

         (f) Reports. Since December 31, 1995, Wells Fargo and each Wells Fargo Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Wells Fargo Reports." As of their respective dates, the Wells Fargo Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) Properties and Leases. Except as may be reflected in the Wells Fargo Financial Statements and except for any lien for current taxes not yet delinquent, Wells Fargo and each Wells Fargo Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Wells Fargo's consolidated balance sheet as of March 31, 2000 included in Wells Fargo's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property that has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Wells Fargo or any Wells Fargo Subsidiary pursuant to which Wells Fargo or such Wells Fargo Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Wells Fargo or such Wells Fargo Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Wells Fargo's and each Wells Fargo Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (h) Taxes. Each of Wells Fargo and the Wells Fargo Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Wells Fargo and the Wells Fargo Subsidiaries for the fiscal year ended December 31, 1982, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on
Schedule 3(h), (i) neither Wells Fargo nor any Wells Fargo Subsidiary is a party to any pending action or proceeding, nor to Wells Fargo's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies that could reasonably be expected to have any material adverse effect on Wells Fargo and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Wells Fargo or any Wells Fargo Subsidiary that has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Wells Fargo and the Wells Fargo Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

         (i) Absence of Certain Changes. Since December 31, 1999, there has been no change in the business, financial condition or results of operations of Wells Fargo or any Wells Fargo Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Wells Fargo and its subsidiaries taken as a whole.

         (j) Commitments and Contracts. Except as set forth on Schedule 3(j), as of December 31, 1999 neither Wells Fargo nor any Wells Fargo Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i)  any labor contract or agreement with any labor union;

                  (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Wells Fargo or any Wells Fargo Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Wells Fargo or any Wells Fargo Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

         (k) Litigation and Other Proceedings. There is no pending or, to the best knowledge of Wells Fargo, threatened, claim, action, suit, investigation or proceeding, against Wells Fargo or any Wells Fargo Subsidiary nor is Wells Fargo or any Wells Fargo Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Wells Fargo and its subsidiaries taken as a whole.

         (l) Insurance. Wells Fargo and each Wells Fargo Subsidiary is presently insured or self-insured, and during each of the past five calendar years (or during such lesser period of time as Wells Fargo has owned such Wells Fargo Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

         (m) Compliance with Laws. Wells Fargo and each Wells Fargo Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Wells Fargo or such Wells Fargo Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Wells Fargo, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Wells Fargo and each Wells Fargo Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Wells Fargo nor any Wells Fargo Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Wells Fargo or any Wells Fargo Subsidiary or issued any cease-and-desist or similar orders which reasonably could be expected to have a material adverse effect on the business or properties of Wells Fargo and its subsidiaries taken as a whole.

         (n) Labor. No work stoppage involving Wells Fargo or any Wells Fargo Subsidiary is pending or, to the best knowledge of Wells Fargo, threatened. Neither Wells Fargo nor any Wells Fargo Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that could materially and adversely affect the business of Wells Fargo or such Wells Fargo Subsidiary. Except as set forth on Schedule 3(j), employees of Wells Fargo and the Wells Fargo Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (o)  Wells Fargo Benefit Plans.
              -------------------------

                  (i) For purposes of this Section 3(o), the term "Wells Fargo Plan" or "Wells Fargo Plans" means all employee benefit plans as defined in Section 3(3) of ERISA, to which Wells Fargo contributes, sponsors, or otherwise has any obligations.

                  (ii) No Wells Fargo Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (iii) Each Wells Fargo Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, including, if applicable, ERISA and the Code.

                  (iv) Except as set forth on Schedule 3(o), each Wells Fargo Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Wells Fargo Plan (including all amendments) is tax qualified under Section 401(a) of the Code and Wells Fargo knows of no reason that any such Wells Fargo Plan is not qualified within the meaning of Section 401(a) of the Code and knows of no reason that each related Wells Fargo Plan trust is not exempt from taxation under
         Section 501(a) of the Code.

                  (v) All contributions, premium payments, and other payments required to be made in connection with the Wells Fargo Plans as of the date of this Agreement have been made.

                  (vi) With respect to each Wells Fargo Plan that is subject to
         Section 301 of ERISA or Section 412 of the Code, neither Wells Fargo nor any Wells Fargo Subsidiary is liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code.

                  (vii) The present value of all benefits vested and all benefits accrued under each Wells Fargo Plan that is subject to Title IV of ERISA does not, in each case, exceed the value of the assets of the Wells Fargo Plans allocable to such vested or accrued benefits as of the end of the most recent Plan Year.

         (p) Registration Statement, etc. None of the information regarding Wells Fargo and its subsidiaries supplied or to be supplied by Wells Fargo for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such Registration Statement, Proxy Statement and other documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, and, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c)(i), and at the Effective Time of the Merger contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All documents which Wells Fargo and the Wells Fargo Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (q) Brokers and Finders. Neither Wells Fargo nor any Wells Fargo Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Wells Fargo or any Wells Fargo Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (r) No Defaults. Neither Wells Fargo nor any Wells Fargo Subsidiary is in default, nor has any event occurred that, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Wells Fargo and its subsidiaries taken as a whole. To the best of Wells Fargo's knowledge, all parties with whom Wells Fargo or any Wells Fargo Subsidiary has material leases, agreements or contracts or who owe to Wells Fargo or any Wells Fargo Subsidiary material obligations, other than those arising in the ordinary course of the banking business of the Wells Fargo Subsidiaries are in compliance therewith in all material respects.

         (s) Environmental Liability. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Wells Fargo or any Wells Fargo Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Wells Fargo's knowledge, threatened against Wells Fargo or any Wells Fargo Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Wells Fargo and its subsidiaries taken as a whole; to the best of Wells Fargo's knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the best of Wells Fargo's knowledge, neither Wells Fargo nor any Wells Fargo Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

         (t) Merger Co. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business. As of the Closing Date, the execution, delivery and performance by Merger Co. of the Merger Agreement will have been duly authorized by Merger Co.'s Board of Directors and shareholders, and the Merger Agreement will be a valid and binding obligation of Merger Co., enforceable against Merger Co. in accordance with its terms.

         (u) Interim Bank. As of the Closing Date, Interim Bank will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business. As of the Closing Date, the execution, delivery and performance by Interim Bank of the Bank Merger Agreement will have been duly authorized by Interim Bank's Board of Directors and shareholders, and the Bank Merger Agreement will be a valid and binding obligation of Interim Bank, enforceable against Interim Bank in accordance with its terms.

         4. COVENANTS OF COMPANY. Company covenants and agrees with Wells Fargo as follows:

         (a) Affirmative Covenants. Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company, and each Company Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Wells Fargo (which shall be deemed to be waived if Wells Fargo has made no response by the end of the second complete business day following the receipt, as evidenced by confirmed facsimile, of the request by the representative designated in writing by Wells Fargo), (A) make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person (other than consumer-purpose loans and loans which are for less than $100,000), would be in excess of $1,500,000, or (B) make any extensions of credit aggregating in excess of $750,000 to a person or entity that is not a borrower as of the date hereof or that has not been a borrower within twelve months prior to the date hereof; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Company and each Company Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Company and the Company Subsidiaries taken as a whole; and permit Wells Fargo and its representatives (including KPMG LLP) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Wells Fargo or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Company herein expressed.

         (b) Negative Covenants. Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company and each Company Subsidiary will not (without the prior written consent of Wells Fargo): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities (except as required under existing Plans and outstanding Company Stock Options); authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $50,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business of Treasury securities only for terms of up to two years and in amounts of $1,000,000 or less; amend or terminate any Plan except as required by law or by paragraph 4(j) hereof; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except (A) Company may declare and pay dividends on Company Common Stock, in accordance with applicable law and regulation and consistent with past practice, out of the net earnings of Company between the date hereof and the Effective Date of the Merger, determined in accordance with generally accepted accounting principles, in an amount not to exceed an annualized rate of $0.35 provided, however, that the stockholders of Company shall be entitled to a dividend as determined by Company after consultation with Wells Fargo on Company Common Stock or Wells Fargo Common Stock, but not both, in the calendar quarter in which the Closing shall occur, and (B) any dividend declared by a Company Subsidiary's Board of Directors in accordance with applicable law and regulation; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Company; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any Company Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

         (c)  Shareholder Meetings.
              --------------------

                  (i) The Board of Directors of Company will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Company will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the Iowa Business Corporation Act and other applicable law and regulation, (ii) except to the extent that the Board of Directors of Company shall conclude in good faith, after taking into account the advice of its outside counsel, that to do so would violate its fiduciary obligations under applicable law, (A) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement, and (B) use its best efforts to solicit from its shareholders proxies in favor thereof.

                  (ii) The Board of Directors of Bank will duly call, and will cause to be held not later than twenty-five (25) business days following the effective date of the Registration Statement, a meeting of its shareholders and will direct that this Agreement and the Bank Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Bank will (i) cause proper notice of such meeting to be given to its shareholders in compliance with all applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and Bank Merger Agreement, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

         (d) Information Furnished by Company. Company will furnish or cause to be furnished to Wells Fargo all the information concerning Company and the Company Subsidiaries required for inclusion in the Registration Statement, or any statement or application made by Wells Fargo to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of KPMG LLP to use such opinion in such Registration Statement.

         (e) Approvals. Company will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Company to carry out the transactions contemplated by this Agreement and will cooperate with Wells Fargo to obtain all such approvals and consents required of Wells Fargo.

         (f) Delivery of Closing Documents. Company will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

         (g) Confidential Information. Company will hold in confidence all documents and information concerning Wells Fargo and its subsidiaries furnished to Company and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Company's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Wells Fargo (except to the extent that such information was previously known to Company, in the public domain, or later acquired by Company from other sources not known to Company to be subject to a confidentiality obligation to Wells Fargo) and, upon request, all such documents and any copies thereof and all documents prepared by Company that include such confidential information shall be destroyed, excluding documents such as minutes of meetings and regulatory filings that Company is required to retain.

         (h) Competing Transactions. Neither Company, nor any Company Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or except to the extent that the Board of Directors of Company shall conclude in good faith, after taking into account the written advice of its outside counsel, that to fail to do so could reasonably be determined to violate its fiduciary obligations under applicable law, enter into any discussions with any corporation, partnership, person or other entity or group (other than Wells Fargo) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Company or any Company Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Company or any Company Subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Company or any Company Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Company or any Company Subsidiary concerning any of the foregoing, Company or such Company Subsidiary will promptly disclose such offer or inquiry to Wells Fargo.

         (i) Public Disclosure. Company shall consult with Wells Fargo as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

         (j) Benefit Plans. Company and each Company Subsidiary will take all action necessary or required (i) to amend as of the Effective Date of the Merger, if requested by Wells Fargo, all qualified retirement and welfare benefit plans and all non-qualified benefit plans and compensation arrangements (except severance plans and individual severance and employment agreements) to facilitate the merger of such plans with Wells Fargo plans without gaps in coverage for participants in the plans and without duplication of costs caused by the continuation of such plans after coverage is available under Wells Fargo plans, and (ii) to submit an application to the Internal Revenue Service for a favorable determination letter for each of the Plans that is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

         (k) Affiliate Letters. Company shall use its best efforts to obtain and deliver prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Wells Fargo by each executive officer, director or shareholder of Company who may reasonably be deemed an "affiliate" of Company within the meaning of such term as used in Rule 145 under the Securities Act.

         (l) Accruals and Reserves. Company shall establish, immediately prior to the Effective Time of the Merger, such additional accruals and reserves as may be necessary (i) to conform Company's accounting and credit loss reserve practices and methods to those of Wells Fargo, consistent with Wells Fargo's plans with respect to the conduct of Company's business following the Merger and
(ii) to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the consummation by Company of the Merger and the other transactions contemplated by this Agreement.

         (m) Environmental Assessments. Company shall obtain, at its sole expense, Phase I environmental assessments for each owned bank facility and each non-residential OREO property. Company shall use its reasonable best efforts to deliver oral reports of such environmental assessments to Wells Fargo no later than four (4) weeks and written reports no later than eight (8) weeks from the date of this Agreement. Company shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Wells Fargo on the basis of the results of such Phase I environmental assessments. Company shall obtain a survey and assessment of all potential asbestos containing material in owned or leased real properties (other than OREO property) and shall use its reasonable best efforts to deliver a written report of the results to Wells Fargo within four (4) weeks of execution of this Agreement.

         (n) Title Commitments and Boundary Surveys. Company shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each owned bank facility which Company shall use its reasonable best efforts to deliver to Wells Fargo no later than four (4) weeks from the date of this Agreement.

         (o) Company Stock Option Plan. Company shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to any options, awards and stock appreciation rights exercised under the Company Stock Option Plan prior to the Effective Time of the Merger, and shall comply with all payroll reporting requirements with respect thereto. All outstanding Company Stock Options that remain unexercised at the Effective Time of the Merger shall be converted into Substitute Options pursuant to paragraph 1(b) hereof as of the Effective Time of the Merger.

         (p) Section 16 Reporting Requirements. The Board of Directors of Company shall, prior to the Effective Time of the Merger, take all such actions as may be necessary or appropriate pursuant to Exchange Act Rule 16b-3(e) to exempt (i) the conversion of Company Common Stock and Company Stock Options into Wells Fargo Common Stock and options to purchase Wells Fargo Common Stock, as the case may be, and (ii) the acquisition of Wells Fargo Common Stock or options to purchase Wells Fargo Common Stock, as the case may be, pursuant to the terms of this Agreement by officers and directors of Company subject to the reporting requirements of Section 16(a) of the Exchange Act. Company shall provide to counsel for Wells Fargo copies of the resolutions to be adopted by the Board of Directors of Company to implement the foregoing.

         5. COVENANTS OF WELLS FARGO. Wells Fargo covenants and agrees with Company as follows:

         (a) Affirmative Covenants. From the date hereof until the Effective Time of the Merger, Wells Fargo will maintain its corporate existence in good standing; conduct, and cause the Wells Fargo Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Wells Fargo or the Wells Fargo Subsidiaries, their businesses or their properties; maintain all books and records of it and the Wells Fargo Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Wells Fargo Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

         (b) Information Provided by Wells Fargo. Wells Fargo will furnish to Company all the information concerning Wells Fargo required for inclusion in a proxy statement or statements to be sent to the shareholders of Company, or in any statement or application made by Company to any governmental body in connection with the transactions contemplated by this Agreement.

         (c) Registration Statement. As promptly as practicable after the execution of this Agreement, Wells Fargo will file with the SEC the Registration Statement and any other applicable documents, relating to the shares of Wells Fargo Common Stock to be delivered to the shareholders of Company pursuant to the Merger Agreement and to the minority shareholders of Bank pursuant to the Bank Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Company and Bank shareholders, at the time of the Company and Bank shareholders' meetings referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Wells Fargo (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Company or any Company Subsidiary for use in the Registration Statement or the Prospectus. In advance of filing the Registration Statement and other SEC filings relating to the transactions contemplated by this Agreement, Wells Fargo will provide the Company and its counsel with a copy of the Registration Statement and present an opportunity to comment thereon.

         (d) Stock Exchange Listings. Wells Fargo will file all documents required to be filed to list the Wells Fargo Common Stock to be issued pursuant to the Merger Agreement and the Bank Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

         (e) Wells Fargo Shares. The shares of Wells Fargo Common Stock to be issued by Wells Fargo to the shareholders of Company pursuant to this Agreement and the Merger Agreement and to the minority shareholders of Bank pursuant to this Agreement and the Bank Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement or the Bank Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Wells Fargo Common Stock to be delivered to the shareholders of Company pursuant to the Merger Agreement and to the minority shareholders of Bank pursuant to the Bank Merger Agreement are and will be free of any preemptive rights of the stockholders of Wells Fargo.

         (f) Blue Sky Approvals. Wells Fargo will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

         (g) Approvals. Wells Fargo will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Company to obtain all such approvals and consents required by Company.

         (h) Confidential Information. Wells Fargo will hold in confidence all documents and information concerning Company and Company's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Company (except to the extent that such information was previously known to Wells Fargo, in the public domain, or later acquired by Wells Fargo from other sources not known to Wells Fargo to be subject to a confidentiality obligation to Company) and, upon request, all such documents and any copies thereof Company and all documents prepared by Wells Fargo that include such confidential information shall be destroyed, excluding documents such as minutes of meetings and regulatory filings that Wells Fargo is required to retain.

         (i) Merger Filings. Wells Fargo will file any documents or agreements required to be filed in connection with the Merger and the Bank Merger under the Iowa Business Corporation Act.

         (j) Delivery of Closing Documents. Wells Fargo will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

         (k) Public Disclosure. Wells Fargo shall consult with Company as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

         (l) Notice of Regulatory Approvals. Wells Fargo shall give Company notice of receipt of the regulatory approvals referred to in paragraph 7(e).

         (m) Indemnification; Directors and Officers Insurance. With respect to the indemnification of directors and officers, Wells Fargo agrees as follows:

                  (i) Following the Effective Date of the Merger, Wells Fargo shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, a director or officer of Company or any Company Subsidiary (an "Indemnified Party" and, collectively, the "Indemnified Parties"), to the same extent as Company is obligated to indemnify, defend and hold harmless the Indemnified Parties in Company's articles of incorporation or bylaws or similar governing documents of any Company Subsidiary, as applicable in the particular case and as in effect on the date hereof, with respect to claims arising from (A) facts or events that occurred before the Effective Time of the Merger, or (B) this Agreement or any of the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger. Nothing contained in this paragraph 5(m)(i) shall be deemed to preclude the liquidation, consolidation, or merger of Company or any Company Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of Company, Wells Fargo shall guarantee, to the extent of the net asset value of Company or any Company

         Subsidiary as of the Effective Date of the Merger, the indemnification obligations of Company or any Company Subsidiary to the extent of indemnification obligations of Company and the Company Subsidiaries described above. Notwithstanding anything to the contrary contained in this paragraph 5(m)(i), nothing contained herein shall require Wells Fargo to indemnify any person who was a director or officer of Company or any Company Subsidiary to a greater extent than Company or any Company Subsidiary is, as of the date of this Agreement, required to indemnify any such person;

                  (ii) any Indemnified Party wishing to claim indemnification under paragraph 5(m)(i), upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify Wells Fargo thereof, but the failure to so notify shall not relieve Wells Fargo of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time of the Merger) (A) Wells Fargo shall have the right to assume the defense thereof and Wells Fargo shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Wells Fargo elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Wells Fargo and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Wells Fargo shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided, however, that Wells Fargo shall be obligated pursuant to this subparagraph (ii) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (B) such Indemnified Party shall cooperate in the defense of any such matter;

                  (iii) for a period of six years after the Effective Time of the Merger, Wells Fargo shall use its best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided that Wells Fargo may substitute therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time of the Merger; provided, however, that in no event shall Wells Fargo be obligated to expend, in order to maintain or provide insurance coverage pursuant to this paragraph 5(m)(iii), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by Company for such insurance (the "Maximum Amount") and provided further that, prior to the Effective Time of the Merger, Company shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto to the extent known to the Company, in accordance with terms and conditions of the applicable policies. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Wells Fargo shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount;

                  (iv) if Wells Fargo or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Wells Fargo shall assume the obligations set forth in this paragraph 5(m); and

                  (v) the provisions of this paragraph 5(m) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6. CONDITIONS PRECEDENT TO OBLIGATION OF COMPANY. The obligation of Company to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Company:

         (a) Representations and Warranties. Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Wells Fargo and its subsidiaries taken as a whole as if made at the Time of Filing.

         (b) Performance of Wells Fargo Obligations. Wells Fargo shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

         (c) Wells Fargo Compliance Certificate. Company shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Wells Fargo, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

         (d) Shareholder Approvals. This Agreement, the Merger Agreement and the Bank Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company and the Bank, respectively, required for approval of a plan of merger in accordance with the provisions of Company's Articles of Incorporation and Bank's Articles of Association, respectively, and the Iowa Business Corporation Act.

         (e) Governmental Approvals. Wells Fargo shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

         (f) No Restraining Order, Etc. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (g) Shares Authorized for Listing. The shares of Wells Fargo Common Stock to be delivered to the stockholders of Company pursuant to this Agreement, the Merger Agreement and the Bank Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

         (h) Tax Opinion. Company shall have received an opinion, dated the Closing Date, of Sullivan & Cromwell, special counsel to Company, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(ii) no gain or loss will be recognized by the holders of Company Common Stock upon receipt of Wells Fargo Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Wells Fargo Common Stock received by the shareholders of Company will be the same as the basis of Company Common Stock exchanged therefor; and (iv) the holding period of the shares of Wells Fargo Common Stock received by the shareholders of Company will include the holding period of the Company Common Stock, provided such shares of Company Common Stock were held as a capital asset as of the Effective Time of the Merger. For purposes of such opinion, Sullivan & Cromwell may request and rely upon representations of Wells Fargo, the Company and the Bank, and may in addition rely on certain assumptions.

         (i) Registration Statement Effective; No Stop Order, Etc.; Blue Sky Authorizations Received. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Wells Fargo shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (j) Fairness Opinion. Prior to the mailing of the Proxy Statement, Company and the Board of Directors of Company shall have received an opinion of The Keefe, Bruyette and Woods, Inc. addressed to Company and the Board of Directors of Company, and for their exclusive benefit, for inclusion in said Proxy Statement and dated effective as of the date of mailing of such Proxy Statement, based on such matters as of Keefe, Bruyette and Woods, Inc. deems appropriate or necessary, to the effect that the consideration to be received by stockholders of Company pursuant to the Merger is fair from a financial point of view. Company shall promptly provide a copy of such opinion to Wells Fargo upon receipt.

         (k) No Material Adverse Change. Since March 31, 2000, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Wells Fargo and the Wells Fargo subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         7. CONDITIONS PRECEDENT TO OBLIGATION OF WELLS FARGO. The obligation of Wells Fargo to effect the Merger and the Bank Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Wells Fargo:

         (a) Representations and Warranties. Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Company and the Company Subsidiaries taken as a whole as if made at the Time of Filing.

         (b) Performance of Company Obligations. Company shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

         (c) Shareholder Approvals. This Agreement, the Merger Agreement and the Bank Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company and the Bank, respectively, required for approval of a plan of merger in accordance with the provisions of Company's Articles of Incorporation and Bank's Articles of Association, respectively, and the Iowa Business Corporation Act.

         (d) Company's Compliance Certificate. Wells Fargo shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Company, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

         (e) Governmental Approvals. Wells Fargo shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement, the Merger Agreement and the Bank Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Company or any Company Subsidiary that, in the good faith judgment of Wells Fargo, is unreasonably burdensome to Wells Fargo. For purposes of this paragraph 7(e), a divestiture required as a condition to approval by the Federal Reserve Board of the transactions contemplated by this Agreement shall not be deemed to be unreasonably burdensome if such divestiture is consistent with Department of Justice and Federal Reserve Board guidelines, policies, and practices regarding the merger of bank holding companies that have been used in transactions that have been reviewed within two years prior to the date of this Agreement.

         (f) Consents, Authorizations, Etc. Obtained. Company and each Company Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Company's or such Company Subsidiary's business required for the consummation of the Merger and Bank Merger, and Company and each Company Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger and Bank Merger.

         (g) No Restraining Order, etc. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (h) Number of Outstanding Shares. At any time since the date hereof the total number of shares of Company Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Wells Fargo, shall not have exceeded 23,000,000.

         (i) Registration Statement Effective; No Stop Order, etc.; Blue Sky Authorizations Received. The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Wells Fargo shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (j) Comfort Certificate. Wells Fargo shall have received from the Chief Executive Officer and Chief Financial Officer of Company a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Wells Fargo, to the effect that:

                  (i) the interim quarterly financial statements of Company included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Company;

                  (ii) the amounts reported in the interim quarterly financial statements of Company agree with the general ledger of Company;

                  (iii) the annual and quarterly financial statements of Company and the Company Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

                  (iv) from the date of the most recent unaudited consolidated financial statements of Company and the Company Subsidiaries as may be included in the Registration Statement to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Company and the Company Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Company and the Company Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

                  (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of Company and the Company Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Wells Fargo, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Company and the Company Subsidiaries and have found them to be in agreement with financial records and analyses prepared by Company included in the annual and quarterly financial statements, except as disclosed in such letters.

         (k) No Casualty Losses, Etc. Company and the Company Subsidiaries considered as a whole shall not have sustained since December 31, 1999 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

         (l) No Environmental Liability. There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Company or any Company Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon Company and its subsidiaries taken as a whole.

         (m) No Material Adverse Change. Since March 31, 2000, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Company and the Company Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of Company or any Company Subsidiary as of the Effective Date of the Merger ("Company Employees") shall be eligible for participation in the employee welfare and retirement plans of Wells Fargo, as in effect from time to time, as follows:

         (a) Employee Welfare Benefit Plans. Each Company Employee shall be eligible for participation in the employee welfare benefit plans of Wells Fargo listed below subject to any eligibility requirements applicable to such plans (and not subject to pre-existing condition exclusions, except with respect to the Wells Fargo Long Term Care Plan and Wells Fargo Long Term Disability Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger (the "Benefits Conversion Date"), unless such date would occur on or after October 1, 2000 and on or before December 31, 2000, in which case the Benefits Conversion Date would be January 1, 2001:

         Medical Plan
         Dental Plan
         Vision Plan
         Short Term Disability Plan
         Long Term Disability Plan
         Long Term Care Plan
         Flexible Benefits Plan Basic
         Group Life Insurance Plan
         Group Universal Life Insurance Plan
         Dependent Group Life Insurance Plan
         Business Travel Accident Insurance Plan
         Accidental Death and Dismemberment Plan
         Salary Continuation Pay Plan
         Paid Time Off Program

It is intended that the transition from Company's Plans to the Wells Fargo Plans will be facilitated without gaps in coverage to the participants and without duplication of costs to Wells Fargo. Company Employees shall receive credit for years of service to Company, the Company Subsidiaries and any predecessors of Company or the Company Subsidiaries (to the extent credited under the vacation and short-term disability programs of Company) for the purpose of determining benefits under the Wells Fargo Paid Time Off Program, Salary Continuation Pay Plan and Short Term Disability Plan. Company Employees shall be eligible for participation in the Wells Fargo Salary Continuation Pay Plan subject to any eligibility requirements applicable to such plans immediately following the Effective Time of the Merger; provided, however, that no Company Employee who is a participant in any Company severance or salary continuation plan that would provide such Company Employee with benefits after the Effective Time of the Merger or who has an employment agreement with Company or any Company Subsidiary at the Effective Time of the Merger shall be eligible to participate in the Wells Fargo Salary Continuation Pay Plan until such Company Employee is no longer covered by such Company severance or salary continuation plan or employment agreement.

         (b)  Employee Retirement Benefit Plans.
              ---------------------------------

Each Company Employee shall be eligible to participate in the Wells Fargo 401(k) Plan (the "401(k) Plan"), subject to any eligibility requirements applicable to the 401(k) Plan (with full credit for years of past service to Company and the Company Subsidiaries, or to any predecessor-in-interest of Company or the Company Subsidiaries to the extent such service is currently given credit under the existing Company 401(k) plan) for the purpose of satisfying any eligibility and vesting periods applicable to the 401(k) Plan, and shall enter the 401(k) Plan no later than the Benefits Conversion Date.

Each Company Employee shall be eligible to participate in the Wells Fargo Cash Balance Plan (the "Cash Balance Plan") under the terms thereof, subject to any eligibility requirements applicable to the Cash Balance Plan (with full credit for years of past service to Company and the Company Subsidiaries, to the extent credited under the Company's defined contribution plan, for the purpose of satisfying any eligibility and vesting periods applicable to the Cash Balance Plan but not with respect to calculating compensation credits under the Cash Balance Plan), and shall enter the Cash Balance Plan as of the Benefits Conversion Date.

Each Company Employee shall be eligible for access to Wells Fargo's retiree medical benefit, subject to any eligibility requirements applicable to such benefit. Wells Fargo shall recognize years of past service with Company and the Company Subsidiaries for the purpose of eligibility to access Wells Fargo's retiree medical benefit.

         9.  TERMINATION OF AGREEMENT.

         (a) This Agreement may be terminated at any time prior to the Time of
Filing:

                  (i)  by mutual written consent of the parties hereto;

                  (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by March 31, 2001 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

                  (iii) by Company or Wells Fargo upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

                  (iv) by either Wells Fargo or Company upon written notice to the other party if the Board of Directors of Company shall in good faith determine that a Takeover Proposal constitutes a Superior Proposal; provided, however, that Company shall not be permitted to terminate this Agreement pursuant to this paragraph 9(a)(iv) unless (i) it has not breached any covenant contained in paragraph 4(h) and (ii) it delivers to Wells Fargo simultaneously with such notice of termination the fee referred to in paragraph 9(c) below. As used in this Agreement; (i) "Takeover Proposal" means a bona fide proposal or offer by a person to make a tender or exchange offer, or to engage in a merger, consolidation or other business combination involving Company or to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, Company, and (ii) "Superior Proposal" means a bona fide proposal or offer made by a person to acquire Company pursuant to a tender or exchange offer, a merger, consolidation or other business combination or an acquisition of all or substantially all of the assets of Company and the Company Subsidiaries on terms which the Board of Directors of Company shall determine in good faith, after taking into account the advice of counsel, to be more favorable to Company and its shareholders than the transactions contemplated hereby; or

                  (v) by Wells Fargo upon written notice to Company if (A) the Board of Directors of Company fails to recommend, withdraws, or modifies in a manner materially adverse to Wells Fargo, its approval or recommendation of this Agreement, or the transactions contemplated hereby, (B) after an agreement to engage in or the occurrence of an Acquisition Event (as defined below) or after a third party shall have made a proposal to Company or Company's shareholders to engage in an Acquisition Event, the transactions contemplated hereby are not approved at the meeting of Company shareholders contemplated by paragraph 4(c)(i), or (C) the meeting of Company shareholders contemplated by paragraph 4(c) is not held prior to March 15, 2001 and Company has failed to comply with its obligations under paragraph 4(c)(i). "Acquisition Event" means any of the following: (i) a merger, consolidation or similar transaction involving Company or Bank or any successor to Company or Bank, (ii) a purchase, lease or other acquisition in one or a series of related transactions of assets of Company or any of the Company Subsidiaries representing 25% or more of the consolidated assets of Company and the Company Subsidiaries or
         (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction) in one or a series of related transactions of beneficial ownership of securities representing 25% or more of the voting power of Company or the Bank in each case with or by a person or entity other than Wells Fargo or an affiliate of Wells Fargo.

         (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 hereof shall survive such termination.

         (c) If this Agreement is terminated pursuant to paragraphs 9(a)(iv) or 9(a)(v), and if terminated pursuant to paragraph 9(a)(iv) and prior thereto or within 12 months after such termination:

                  (i) Company, the Holding Company or the Bank or any successor to Company or the Bank shall have entered into an agreement to engage in an Acquisition Event (as defined above) or an Acquisition Event shall have occurred; or

                  (ii) the Board of Directors of Company shall have authorized or approved an Acquisition Event or shall have publicly announced an intention to authorize or approve or shall have recommended that the shareholders of Company approve or accept any Acquisition Event, then Company shall promptly, but in no event later than five business days after the first of such events shall have occurred, pay Wells Fargo a fee equal to $8,000,000.

         (d) If this Agreement is terminated pursuant to this paragraph 9, Wells Fargo shall immediately pay to Company an amount equal to Company's actual expenses in connection with obtaining the environmental assessments, asbestos surveys, title commitments and boundary surveys required by paragraphs 4(m) and 4(n) hereof.

         10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Company and Company Subsidiaries shall be borne by Company, and all such expenses incurred by Wells Fargo shall be borne by Wells Fargo.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

         12. THIRD PARTY BENEFICIARIES. Except as otherwise provided in paragraphs 1(b) with respect to Company Stock Options and 5(m) hereof with respect to indemnification of directors and officers, each party hereto intends that nothing in this Agreement shall benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be (i) delivered in person, or (ii) shall be mailed by first class registered or certified mail, postage prepaid, or (iii) shall be sent by facsimile, or (iv) shall be sent by reputable overnight courier service addressed as follows:

                  If to Wells Fargo:

                           Wells Fargo & Company
                           Norwest Center
                           MAC N 9305-173
                           Sixth and Marquette
                           Minneapolis, Minnesota 55479
                           Attention:  Corporate Secretary

                  If to Company:

                           Brenton Banks, Inc.
                           Suite 200, Capital Square
                           400 Locust
                           Des Moines, IA 50309
                           Attention: Robert L. DeMeulenaere, CEO & President

                  With a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, NY 10004-2498
                           Attention: H. Rodgin Cohen, Esq.

or to such other address with respect to a party as such party shall notify the other in writing as above provided. Notice shall be effective upon receipt.

         14. COMPLETE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the Merger Agreement and the Bank Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

         15. CAPTIONS. The captions contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and do not form a part of this Agreement or the Exhibits or Schedules.

         16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

         17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Company or the Bank, respectively, shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement or Bank Merger Agreement, respectively.

         18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

         19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement, the Merger Agreement or the Bank Merger shall survive the Merger or, except as set forth in paragraph 9(b) hereof, the termination of this Agreement. Paragraph 10 of this Agreement shall survive the Merger.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.


           [The rest of this page has intentionally been left blank.]

         ---------------------------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WELLS FARGO & COMPANY                       BRENTON BANKS, INC.


By: /S/ John E. Ganoe                        By:  /s/ Robert L. DeMeulenaere
   -------------------------------              ----------------------------
   Name: John E. Ganoe                          Name: Robert L. DeMeulenaere
        --------------------------                   -----------------------
   Title: Executive Vice President              Title:  CEO
         -------------------------                    ----------------------


                                            BRENTON BANK


                                            By: /s/ Robert L. DeMeulenaere
                                               -----------------------------
                                               Name: Robert L. DeMeulenaere
                                                    ------------------------
                                               Title: CEO
                                                     -----------------------